Exhibit 99.1

For further information, contact:

Contact: Beth LaBreche

651-355-5039

beth.labreche@chsinc.com

Jay Debertin Elected President and CEO of CHS Inc.

ST. Paul, MINN., May 22, 2017 — CHS Inc. (NASDAQ: CHSCP, CHSCO, CHSCN, CHSCM, CHSCL), the nation’s leading farmer-owned cooperative and a global energy, grains and foods company, announced today that its board of directors has elected Jay D. Debertin as president and chief executive officer (CEO) of CHS. Debertin succeeds Carl Casale, who led CHS during record performance levels and expansion.

During Casale’s seven years with the company, CHS returned $3 billion to its owners, invested $9 billion in new capital expenditures and nearly doubled the size of its balance sheet from $8.7 billion in 2010 to $17.3 billion at the end of fiscal 2016. Casale focused on prudent fiscal management and enhancing management systems at the company.

“As we take our cooperative into its next chapter, we are confident that Jay is the right leader,” said Dan Schurr, chairman of the CHS Board of Directors. “Jay’s experience in achieving operational excellence and driving results fits squarely with our unwavering goal to deliver returns to our member-owners now and for the long term.”

Debertin previously served as executive vice president and chief operating officer for the company’s diverse energy operations and processing food ingredients business. He joined CHS in 1984 and has held a variety of leadership positions within the organization in energy, trading and risk management, transportation, and agricultural processing. Jay also serves as chairman of Ventura Foods.

“CHS is strong today because we drive the business with a central purpose in mind and that is to  help our cooperatives and farmers grow,” said Debertin. “I look forward to working with our talented group of employees as we concentrate on world-class execution across our system. I see growth and strength ahead for our business.”

Debertin, who is originally from East Grand Forks, Minn., holds a bachelor’s degree in economics from the University of North Dakota in Grand Forks, N.D., and an MBA from University of Wisconsin — Madison.

CHS Inc. (www.chsinc.com) is a leading global agribusiness owned by farmers, ranchers and cooperatives across the United States. Diversified in energy, grains and foods, CHS is committed to helping its customers, farmer-owners and other stakeholders grow their businesses through its domestic and global operations. CHS, a Fortune 100 company, supplies energy, crop nutrients, grain marketing services, animal feed, food and food ingredients, along with business solutions including insurance, financial and risk management services. The company operates petroleum refineries/pipelines and manufactures, markets and distributes Cenex® brand refined fuels, lubricants, propane and renewable energy products.

This document and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, “forward—looking statements” within the meaning of the safe harbor provisions of the U.S. Private

Securities Litigation Report Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS public filings made with the U.S. Securities and Exchange Commission, including in the “Risk Factors” discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2016. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For inquiries regarding Mr. Casale
Contact: Valerie Martin

612-743-4013

val@valphdog.com